Investor Relations
Update

Dec. 11, 2008

ALLIANCE DATA TO PROVIDE NEW CONSUMER PRIVATE LABEL CREDIT CARD SERVICES FOR MEDCHOICE’S NEWEST
NETWORK MEMBERS: VETERINARY CUSTOMERS OF BUTLER ANIMAL HEALTH SUPPLY

•	Alliance Data today announced that under an existing agreement with MedChoice Financial, a leading provider of patient financing, it will provide consumer private label credit card services for a new member group in MedChoice’s provider network, veterinary customers of Butler Animal Health Supply, LLC.

•	Alliance Data will launch consumer financing services for clients of the veterinary customers of Butler Animal Health Supply, which serves companion animal, equine and large animal veterinarians throughout the United States. As the largest distributor of veterinary/animal health products in the U.S. with annual sales exceeding $1 billion, Butler distributes medical supplies and equipment to more than 29,000 veterinary customers nationwide.

•	Through the MedChoice program, Alliance Data will provide services that include account acquisition and activation; receivables funding; card authorization; statement generation; remittance processing; customer service functions; and marketing services.

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